Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (Form S-8 No. 333-203725) pertaining to the 2012 Omnibus Equity Incentive Plan of Party City Holdco Inc. of our report dated March 11, 2016, with respect to the consolidated financial statements and schedules of Party City Holdco Inc. included in this Annual Report (Form 10-K) of Party City Holdco Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

New York, New York

March 11, 2016